UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K


                                 Current Report




                PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)       July 26, 2000
                                                --------------------------------

Commission File Number:    000-17962


                         Applebee's International, Inc.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

            Delaware                                      43-1461763
  ----------------------------              ------------------------------------
  (State or other jurisdiction of           (I.R.S. Employer Identification No.)
   incorporation or organization)

          4551 W. 107th Street, Suite 100, Overland Park, Kansas 66207
 -------------------------------------------------------------------------------
              (Address of principal executive offices and zip code)

                                 (913) 967-4000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      None
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.           Other Events

     On July 26, 2000, Applebee's International, Inc. (the "Company") issued a press release entitled " Applebee's International Reports 22 Percent Increase in Second Quarter Earnings Per Share of 62 Cents." The press release is attached as Exhibit A hereto and incorporated herein by reference.


Item 7.           Exhibits

    (c)           Exhibits

    Exhibit                         Description

       A                            Press release of the Company dated
                                    July 26, 2000

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                              APPLEBEE'S INTERNATIONAL, INC.
                                              (Registrant)


Date:    July 27, 2000                    By:   /s/  George D. Shadid
         ---------------------                 ---------------------
                                               George D. Shadid
                                               Executive Vice President and
                                               Chief Financial Officer

                                                           FOR IMMEDIATE RELEASE
Contact:
   George Shadid, Chief Financial Officer
   (913) 967-4035
   Carol DiRaimo, Director of Investor Relations
   (913) 967-4109

              Applebee's International Reports 22 Percent Increase
                in Second Quarter Earnings Per Share of 62 Cents

Overland Park, Kan., July 26, 2000 -- Applebee's International, Inc. (Nasdaq:APPB) today reported net earnings of $16.7 million, or 62 cents per share on both a basic and diluted basis, for the second quarter ended June 25, 2000. This represents a 22 percent increase in earnings per share as compared with 51 cents per share on both a basic and diluted basis for the second quarter of 1999.

Comparable sales for company restaurants increased 1.6 percent for the second quarter and 3.2 percent for the 26-week period ended June 25, 2000. System-wide comparable sales increased 1.3 percent for the second quarter and 2.6 percent for the year-to-date period, while comparable sales for franchise restaurants increased 1.2 percent and 2.5 percent, respectively. (In calculating comparable restaurant sales, restaurants open for at least 18 months are compared from period to period.)

Commenting on the quarter, Lloyd L. Hill, chairman and chief executive officer, said, "Applebee's International continued to deliver strong bottom-line results in the second quarter as EPS increased 22 percent and annualized return on equity reached nearly 24 percent. These results substantially exceeded our strategic targets for EPS growth of at least 15 percent and return on equity of 20 percent. While system-wide same store sales increased for the quarter, they did not reach our annual goal of at least 3 percent. However, restaurant margins before pre-opening expenses were a healthy 17.3 percent, as compared to prior year margins (excluding Rio Bravo) of 16.9 percent."

Hill added, "An important element of our long-term sales-building strategy is our new core menu. The menu has been in test in multiple company and franchise markets, and will be rolled out in company restaurants at the beginning of October. We are also pleased to announce that we have purchased, as part of our brand-building strategy, a Summer Olympics television package in addition to our previously planned network television spending of $37 million. We now expect system-wide comparable sales to increase 1 to 3 percent for the balance of the year. We remain confident in the viability of our core strategies in the marketing, food and operations arenas, and believe the lower sales growth in the second quarter is not indicative of our longer-term outlook."

                                    - more -

July 26, 2000
Page 2

Other highlights for the second quarter and year-to-date periods ended June 25, 2000 included:

o Net earnings for the 26-week period ended June 25, 2000 were $31.4 million, or $1.18 and $1.17 per share, respectively, on a basic and diluted basis. This compares to net earnings in the same period of 1999 of $27.9 million, or 95 cents per share (excluding the loss on disposition of the Rio Bravo Cantina concept and four specialty restaurants) on both a basic and diluted basis. This represents an increase in basic and diluted earnings per share of 24 percent and 23 percent, respectively.

o System-wide sales for the Applebee's concept were a record $655.1 million for the second quarter, a 10 percent increase over the prior year. System-wide sales for the 26-week period ended June 25, 2000 reached $1.29 billion. (System-wide sales include franchisee sales as reported to Applebee's International, as well as sales from company restaurants.)

o Operating revenues for the Applebee's concept (comprised of company restaurant sales and franchise income) increased 6.1 percent for the second quarter. The second quarter of 1999 included $5.1 million of operating revenues related to the Rio Bravo Cantina and specialty restaurants that were sold in April 1999.

o Applebee's ended the quarter with 1,210 restaurants system-wide (268 company and 942 franchise restaurants). During the second quarter of 2000, there were 29 new Applebee's restaurants opened system-wide, including 3 company and 26 franchised restaurants. The company continues to expect new openings in 2000 to be at least 115 restaurants, including 25 to 27 company restaurants and 90 to 100 franchise restaurants.

o As previously announced, in December 1999 the company's board of directors authorized an additional program to repurchase up to $32.5 million of the company's common stock through the year 2000, subject to market conditions and pursuant to applicable restrictions under the company's debt agreements. During 2000, 185,000 shares of the company's common stock have been purchased in open market transactions at an aggregate cost of $5.0 million.

The company expects earnings per share for 2000 to be in the range of $2.34 to $2.40, an increase of 17 to 20 percent over 1999 earnings per share of $2.00 (excluding an 11 cent per share net loss on the disposition of restaurants in 1999), and in excess of its previously stated goal of annual earnings per share growth of at least 15 percent. Earnings per share for the third quarter are expected to be in the range of 56 to 59 cents, and fourth quarter earnings per share (which will include one extra week as a result of this year being a 53-week fiscal year) are expected to be in the range of 61 to 64 cents.

                                    - more -

July 26, 2000
Page 3

Applebee's International, Inc., headquartered in Overland Park, Kan., currently develops, franchises and operates restaurants under the Applebee's Neighborhood Grill and Bar brand, the largest casual dining concept in the world. There are currently 1,226 Applebee's restaurants operating system-wide in 49 states and eight international countries. Additional information on Applebee's International can be found at the company's website (www.applebees.com).

The statements contained in this release regarding comparable sales increases, earnings per share and new restaurant development in 2000 are forward looking and based on current expectations. There are several risks and uncertainties that could cause actual results to differ materially from those described. For a discussion of the principal factors that could cause actual results to be materially different, the reader is referred to the company's current report on Form 8-K filed with the Securities and Exchange Commission on February 9, 2000. The company disclaims any obligation to update these forward-looking statements.

                                                       # # #



                 APPLEBEE'S INTERNATIONAL, INC. AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF EARNINGS
                                   (Unaudited)
                    (in thousands, except per share amounts)

                                                             13 Weeks Ended                 26 Weeks Ended
                                                       ---------------------------    ---------------------------
                                                        June 25,        June 27,       June 25,        June 27,
                                                          2000            1999           2000            1999
                                                       -----------     -----------    ------------    -----------
Revenues:
     Company restaurant sales....................        $147,909       $ 145,832       $ 293,360       $307,592
     Franchise income............................          20,736          18,151          40,535         35,691
                                                       -----------     -----------    ------------    -----------
        Total operating revenues.................         168,645         163,983         333,895        343,283
                                                       -----------     -----------    ------------    -----------
Cost of Company restaurant sales:
     Food and beverage...........................          39,323          39,776          79,381         84,541
     Labor.......................................          46,954          45,773          93,122         97,559
     Direct and occupancy........................          36,095          36,124          71,755         77,128
     Pre-opening expense.........................             213             240             509            618
                                                       -----------     -----------    ------------    -----------
        Total cost of Company restaurant sales...         122,585         121,913         244,767        259,846
                                                       -----------     -----------    ------------    -----------
General and administrative expenses..............          16,338          14,484          32,345         30,617
Amortization of intangible assets................           1,455           1,518           2,906          3,051
Loss on disposition of restaurants and equipment.             322             215             675          9,503
                                                       -----------     -----------    ------------    -----------
Operating earnings...............................          27,945          25,853          53,202         40,266
                                                       -----------     -----------    ------------    -----------
Other income (expense):
     Investment income...........................             367             430             716            610
     Interest expense............................          (2,267)         (2,522)         (4,631)        (5,577)
     Other income (expense)......................             303            (164)            421              4
                                                       -----------     -----------    ------------    -----------
        Total other expense......................          (1,597)         (2,256)         (3,494)        (4,963)
                                                       -----------     -----------    ------------    -----------
Earnings before income taxes.....................          26,348          23,597          49,708         35,303
Income taxes.....................................           9,696           8,731          18,293         13,062
                                                       -----------     -----------    ------------    -----------
Net earnings.....................................       $  16,652       $  14,866       $  31,415       $ 22,241
                                                       ===========     ===========    ============    ===========

Basic net earnings per common share..............       $    0.62       $    0.51       $    1.18       $   0.76
                                                       ===========     ===========    ============    ===========
Diluted net earnings per common share............       $    0.62       $    0.51       $    1.17       $   0.76
                                                       ===========     ===========    ============    ===========

Basic weighted average shares outstanding........          26,690          29,070          26,680         29,298
                                                       ===========     ===========    ============    ===========
Diluted weighted average shares outstanding......          27,033          29,245          26,894         29,451
                                                       ===========     ===========    ============    ===========


The following table sets forth, for the periods indicated, information derived from the Company's consolidated statements of earnings expressed as a percentage of total operating revenues, except where otherwise noted. Percentages may not add due to rounding.

                                                                      13 Weeks Ended             26 Weeks Ended
                                                                ----------------------------------------------------
                                                                 June 25,     June 27,      June 25,     June 27,
                                                                   2000         1999          2000         1999
                                                                ------------ ------------ ------------- ------------
Revenues:
     Company restaurant sales................................       87.7%        88.9%        87.9%         89.6%
     Franchise income........................................       12.3         11.1         12.1          10.4
                                                                ------------ ------------ ------------- ------------
        Total operating revenues.............................      100.0%       100.0%       100.0%        100.0%
                                                                ============ ============ ============= ============
Cost of sales (as a percentage of Company restaurant sales):
     Food and beverage.......................................       26.6%        27.3%        27.1%         27.5%
     Labor...................................................       31.7         31.4         31.7          31.7
     Direct and occupancy....................................       24.4         24.8         24.5          25.1
     Pre-opening expense.....................................        0.1          0.2          0.2           0.2
                                                                ------------ ------------ ------------- ------------
        Total cost of sales..................................       82.9%        83.6%        83.4%         84.5%
                                                                ============ ============ ============= ============

General and administrative expenses..........................        9.7%         8.8%         9.7%          8.9%
Amortization of intangible assets............................        0.9          0.9          0.9           0.9
Loss on disposition of restaurants and equipment.............        0.2          0.1          0.2           2.8
                                                                ------------ ------------ ------------- ------------
Operating earnings...........................................       16.6         15.8         15.9          11.7
                                                                ------------ ------------ ------------- ------------
Other income (expense):
     Investment income.......................................        0.2          0.3          0.2           0.2
     Interest expense........................................       (1.3)        (1.5)        (1.4)         (1.6)
     Other income (expense)..................................        0.2         (0.1)         0.1            --
                                                                ------------ ------------ ------------- ------------
        Total other expense..................................       (0.9)        (1.4)        (1.0)         (1.4)
                                                                ------------ ------------ ------------- ------------
Earnings before income taxes.................................       15.6         14.4         14.9          10.3
Income taxes.................................................        5.7          5.3          5.5           3.8
                                                                ------------ ------------ ------------- ------------
Net earnings.................................................        9.9%         9.1%         9.4%          6.5%
                                                                ============ ============ ============= ============
